UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 8, 2008

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FERO INDUSTRIES, INC.

(Name of Small Business issuer in its charter)

   Colorado                                                   000-53337                                   01-0884561

(State or other jurisdiction of               (Commission File No.)                    (IRS Employer  incorporation or organization)                                                                  Identification Number)

17 Reeves Crescent, Red Deer, AB T4P 2Z4 Canada

 (Address of principal executive offices)

                                                                      (403) 827-7936

(Registrant’s telephone number)

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Item 8 01. Other Events

On December 8, 2008 Fero Industries, Inc. (the “Registrant”) has entered into an Interim Agreement with Pyro Pharmaceuticals, Inc. of Los Angeles California. Pyro Pharmaceuticals, Inc. is engaged in the business of developing therapeutics against multi-drug resistant infectious microorganisms. A definitive agreement be entered into as soon as possible but no later than January 15, 2009, with Closing to occur on or before February 27, 2009  and will be subject to certain terms and conditions.  The Definitive Agreement will provide for the exchange of each of the Company’s common stock, with Fero remaining as the parent entity and Pyro a wholly owned subsidiary.

A copy of the news release is included in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

10.1 Interim Agreement Between Fero and Pyro

99.1 December 8, 2008 News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fero Industries, Inc.

/s/ Kyle Schlosser

CEO and Director

December 8, 2008